                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 _____________

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): July 1, 1997


                          Communications Central Inc.
                          ---------------------------
            (Exact name of registrant as specified in its charter)



           Georgia                      0-22730             58-1804173
           -------                      -------             ----------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
      of incorporation)                                     Identification No.)



1150 Northmeadow Parkway, Suite 118, Roswell, Georgia    30076
-----------------------------------------------------    -----
(Address of principal executive offices)                 (Zip Code)



      Registrant's telephone number, including area code:  (404) 442-7300



                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.
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Second Amendment to the Second Amended and Restated Credit Agreement
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        Communications Central Inc. (the "Company") and certain of its subsidiaries have entered into an amendment to the Company's principal credit agreement. The Second Amendment to the Second Amended and Restated Credit Agreement dated as of July 1, 1997 by and among the Company, Communications Central of Georgia, Inc., InVision Telecom, Inc. and First Union National Bank ("First Union") extends the maturity date of the Tranche C Loan from July 1, 1997 to September 1, 1997. In connection with the foregoing extension, the Company paid $1,500,000 as a payment of principal with respect to the Tranche C Loan and paid First Union a facility fee of $150,000. The principal amount currently outstanding under the Tranche C Loan is approximately $10,500,000.

                                      -2-
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                                       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    COMMUNICATIONS CENTRAL INC.



Date: August 11, 1997               /s/ Rodger L. Johnson
                                    --------------------------------------
                                    Rodger L. Johnson
                                    President and Chief Executive Officer

                                      -3-
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                                 EXHIBIT INDEX


EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------

       99.1 Second Amendment to the Second Amended and Restated Credit Agreement, dated as of July 1, 1997, by and between Communications Central Inc., Communications Central of Georgia, Inc., InVision Telecom, Inc. and First Union National Bank.